Exhibit 10.3

RECEIVABLES PURCHASE AGREEMENT

between

CALIFORNIA REPUBLIC BANK,

as Seller

and

CALIFORNIA REPUBLIC FUNDING, LLC,

as Purchaser

Dated [            ], 201[    ]

i

SECTION 6.9. COSTS AND EXPENSES.	21
SECTION 6.10. GOVERNING LAW.	21
SECTION 6.11. COUNTERPARTS.	21
SECTION 6.12. THIRD-PARTY BENEFICIARIES.	21

ii

RECEIVABLES PURCHASE AGREEMENT

This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is made as of [                ], 201[    ] by and between CALIFORNIA REPUBLIC BANK, a California corporation (in such capacity and for purposes of this Agreement only, the “Seller”), and CALIFORNIA REPUBLIC FUNDING, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, in the regular course of its business, motor vehicle retail installment sale contracts and motor vehicle loans secured in each case by an automobile, sport utility vehicle, light duty truck or similar motor vehicle (“Auto Receivables”) were assigned by dealers to the Seller located in the state where such dealer was located;

WHEREAS, Purchaser desires to purchase from Seller a portfolio of Auto Receivables (the “Receivables”);

WHEREAS, Seller is willing to sell such Receivables to Purchaser;

WHEREAS, Seller is selling such Receivables to Purchaser and Purchaser is buying such Receivables for the purpose of selling those Receivables to California Republic Auto Receivables Trust 201[    ]-[    ] which will in turn issue notes and certificates backed by the cash flow from those Receivables in a transaction contemplated by the parties to this Agreement and the other Basic Documents (as defined below) to be a “securitization” as that term is defined in 12 CFR §360.6 (the “FDIC Rule”).

NOW, THEREFORE, in reliance upon the foregoing recitals, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  DEFINITIONS.  Capitalized terms used but not defined herein are used in this Agreement as defined in Appendix A of the Sale and Servicing Agreement, dated as of [            ], 201[    ], among California Republic Auto Receivables Trust 201[    ]-[    ], as Issuer, California Republic Funding, LLC, as Depositor, California Republic Bank, as Seller, Servicer, Administrator and Custodian, [                            ], as Indenture Trustee, and [                        ], as Backup Servicer or in the Amended and Restated Trust Agreement, dated as of [            ], 201[    ], between California Republic Funding, LLC, as Depositor, and [                            ], as Owner Trustee.

SECTION 1.2.  OTHER INTERPRETIVE PROVISIONS.  For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the California UCC and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and

Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” means “including without limitation”; (f) except as otherwise expressly provided herein, references to any agreement, law or regulation refer to that agreement, law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

PURCHASE AND SALE OF RECEIVABLES

SECTION 2.1.  PURCHASE AND SALE OF RECEIVABLES.

Effective as of the Closing Date and immediately prior to the transactions pursuant to the Indenture, the Sale and Servicing Agreement, and the Trust Agreement, Seller does hereby sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (subject to the obligations herein), all right, title and interest of Seller in and to the following (the “Seller Assets”):

(a)        the Receivables and all moneys received thereon after the Cutoff Date;

(b)        the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables, any other property securing the Receivables and any other interest of the Seller in such Financed Vehicles;

(c)        any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d)        any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement as a result of a breach of representation or warranty in the related Dealer Agreement;

(e)        all rights under any Service Agreements;

(f)        the Receivable Files;

(g)       all rights of the Seller to service the Receivables;

(h)        the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Seller;

(i)         all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the California UCC) relating to the property described in (a) through (h);

(j)        all proceeds and investments with respect to items (a) through (i); and

(k)       all of Seller’s right, title and interest in its rights and benefits but none of its obligations or burdens under the Dealer Agreements.

The sale, transfer, assignment, setting over and conveyance made hereunder shall not constitute and is not intended to result in an assumption by Purchaser of any obligation of Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

It is the intention of the parties hereto that, other than for federal, State and local income, single business or franchise tax purposes, the transfer and assignment of the Seller Assets on the Closing Date constitutes an absolute sale (and not a pledge to secure debt or other obligations of the Seller) of the Seller Assets such that (i) the Seller Assets shall not be included in the bankruptcy estate of the Seller pursuant to 11 U.S.C. § 541, (ii) the FDIC shall not, by exercise of its authority to disaffirm or repudiate contracts under Section 13(e) of the Federal Deposit Insurance Act, reclaim, recover or recharacterize as property of the Seller any Seller Assets transferred by the Seller to Purchaser or disregard the separateness of Purchaser or the Issuer from the Seller, and (iii) the transfer of Seller Assets pursuant to this Agreement shall comply with the requirements of 12 C.F.R. Section 360.6.  If, notwithstanding the intention of Seller and Purchaser, such conveyance is deemed to be a pledge in connection with a financing or is otherwise deemed not to be a sale (a “Recharacterization”), Seller hereby grants, and the parties intend that Seller shall have granted to the Purchaser, a first priority perfected security interest in all of Seller’s right, title and interest in all of the items of the Seller Assets and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law and the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdictions.  In the case of any Recharacterization, each of Seller and Purchaser represents and warrants as to itself that each remittance of collections by Seller to Purchaser hereunder will have been (i) in payment of a debt incurred by Seller in the ordinary course of business or financial affairs of Seller and Purchaser and (ii) made in the ordinary course of business or financial affairs of Seller and Purchaser

Effective as of the Closing Date, the Seller shall retain possession of the Receivable Files in its capacity as Custodian.

SECTION 2.2.  RECEIVABLES PURCHASE PRICE.  In consideration for the Seller Assets, Purchaser shall, on the Closing Date, pay to Seller the Receivables Purchase Price. The “Receivables Purchase Price” shall be $                      , payable in cash

SECTION 2.3.  EXPENSES.  The Seller shall pay (or shall reimburse the Initial Purchaser and the Placement Agent or any other Person to the extent that the Initial Purchaser or the Placement Agent or such other Person shall pay), to the extent any of the amounts below have not been paid by Purchaser pursuant to the Sale and Servicing Agreement, including: (i) expenses incident to the preparing, printing, reproducing and distributing of the Preliminary Offering Memorandum and Offering Memorandum, and the Preliminary Private Placement

Memorandum and Private Placement Memorandum, (ii) the fees and expenses of qualifying the Notes and Certificates under the securities laws of the several jurisdictions and of preparing, printing and distributing any blue sky survey (including related fees and expenses of counsel to the Initial Purchaser and the Placement Agent), (iii) any fees charged by a Rating Agency in connection with the rating of the Notes, (iv) the fees of DTC in connection with the book-entry registration of the Notes and Certificates, (v) the fees and disbursements of the Indenture Trustee and the Owner Trustee and their respective counsels, (vi) the fees and disbursements of the accountants, and (vii) the fees and disbursements of the Initial Purchaser and Placement Agent and, as previously agreed upon, their counsel, in connection with the purchase of the Receivables hereunder and the issuance and sale of the Notes and placement of the Certificates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby makes the following representations and warranties upon which Seller may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Purchaser, the sale by Purchaser to the Issuer and the pledge by the Issuer to the Indenture Trustee.

(a)        Organization and Good Standing.  Purchaser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

(b)        Due Qualification.  Purchaser is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in California and all jurisdictions where the failure to do so would materially and adversely affect Purchaser’s ability to acquire the Seller Assets, and to transfer the Seller Assets to the Issuer pursuant to the Sale and Servicing Agreement, or the validity or enforceability of the Seller Assets or to perform Purchaser’s obligations hereunder and under the Basic Documents

(c)        Power and Authority.  Purchaser has full power, authority and legal right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(d)        No Consent Required.  No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

(e)        Binding Obligation.  This Agreement has been duly executed and delivered by Purchaser and this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting the enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f)        No Violation.  The execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach of the material terms and provisions of, constitute (with or without notice or lapse of time) a material default under or result in the creation or imposition of any Lien under any of its material properties pursuant to the terms of, (i) the Certificate of Formation or Operating Agreement of Purchaser, (ii) any indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Purchaser is a party or by which Purchaser is bound or to which any of its properties are subject, or (iii) any law, order, rule or regulation applicable to Purchaser of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Purchaser.

(g)        No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of Purchaser, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Purchaser or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(h)        Chief Executive Office.  The chief executive office of Purchaser is 18400 Von Karman, Suite 1100, Irvine, California 92612.

SECTION 3.2.  REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby makes the following representations and warranties upon which Purchaser may rely. Such representations are made as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to Purchaser, the sale by Purchaser to the Issuer and the pledge by the Issuer to the Indenture Trustee.

(a)        Organization and Good Standing.  Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California authorized to engage in the business of banking and has the corporate power and authority to execute and legal right to own its properties and conduct its business of originating Auto Receivables as such properties are at present owned and such business is at present conducted and had at all relevant times, and has, power, authority and legal right to acquire, own, service and sell the Seller Assets pursuant to the terms of this Agreement.

(b)        Due Qualification.  The Seller is duly qualified to do business as a foreign corporation and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and in which the failure to do so would materially and adversely affect the Purchaser’s performance of its obligations under, the validity or enforceability of, this Agreement or the Seller Assets.

(c)        Power and Authority.  Seller has the power, authority and legal right to execute and deliver this Agreement and to carry out its terms and to sell and assign the Seller Assets; and the execution, delivery and performance of this Agreement has been duly authorized by Seller by all necessary action.

(d)        No Consent Required.  No approval, authorization, consent, license or other order or action of, or filing or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, other than the filing of UCC financing statements or as otherwise has been made or obtained.

(e)        Valid Sale; Binding Obligation.  Seller intends this Agreement to effect a valid sale, transfer, and assignment of the Receivables and the other Seller Assets conveyed by Seller to Purchaser hereunder, enforceable against creditors of and purchasers from Seller; and this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors generally and to equitable limitations on the availability of specific remedies.

(f)        No Violation.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any material breach of any of the terms and provisions of, constitute (with or without notice or lapse of time) a material default under, or result in the creation or imposition of any Lien upon any of its material properties pursuant to the terms of, (i) the articles of incorporation or bylaws of Seller, (ii) any material indenture, contract, lease, mortgage, deed of trust or other instrument or agreement to which Seller is a party or by which Seller is bound, or (iii) any law, order, rule or regulation applicable to Seller of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over Seller.

(g)        No Proceedings.  There are no proceedings or investigations pending, or, to the knowledge of Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over Seller or its properties: (i) asserting the invalidity of this Agreement or the transactions contemplated herein, (ii) seeking to prevent the consummation of any of the transactions by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement or the transactions contemplated herein, or (iv) that may materially and adversely affect this Agreement or the transactions contemplated hereby.

(h)        Compliance with Requirements of Law.  The Seller shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable, will maintain in effect all qualifications required under applicable law and will comply in all material respects with all other applicable law in connection with servicing each Receivable the failure to comply with which would have a material adverse effect on the Seller’s performance of its obligations under this Agreement.

(i)        True Sale.  The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to the FDIC Rule and, to the extent applicable, Section 541 of the Bankruptcy Code.

(j)        Chief Executive Office.  The chief executive office of Seller is 18400 Von Karman, Suite 1100, Irvine, California 92612.

(k)       Official Record.  This Agreement and all other documents related hereto to which Seller is a party have been approved by Seller’s board of directors, which approval is reflected in the minutes or unanimous written consent of such board, and shall continuously from time to time of each such document’s execution, be maintained as an official record of Seller.

SECTION 3.3.  REPRESENTATIONS AND WARRANTIES AS TO EACH RECEIVABLE.  Seller hereby makes the following representations and warranties as to each Receivable conveyed by it to Purchaser hereunder on which Purchaser shall rely in acquiring the Receivables.  Such representations and warranties shall survive the sale, transfer and assignment of the Receivables to Purchaser hereunder, the subsequent sale, transfer and assignment of the Receivables to the Issuer under the Sale and Servicing Agreement, and the pledge thereof to Indenture Trustee pursuant to the Indenture. Such representations and warranties are made as of the date of execution and delivery of this Agreement and the Closing Date, unless otherwise noted below.

(a)        Good Title.  It is the intention of Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from Seller to Purchaser and that the beneficial interest in and title to the Receivables not be part of Seller’s estate in the event of a Federal Deposit Insurance Corporation conservatorship or receivership of the Seller, or, to the extent applicable, the filing of a bankruptcy petition by or against Seller under any bankruptcy law, whether the Seller treats the transfer as a secured financing or as a sale for accounting purposes. No Receivable (including the right to receive payments thereunder) has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser. Immediately prior to the transfer and assignment herein contemplated, Seller was the sole owner of and had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to Purchaser and immediately upon the transfer and assignment of the Receivable to Purchaser, Purchaser shall have good and marketable title to the Receivable, free and clear of any Lien, and Purchaser’s interest in the Receivable resulting from the transfer will be as of the Closing Date perfected under the UCC.

(b)        No Assignment.  As of the Closing Date, Seller shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the insurance policies relating to the Financed Vehicles or Dealer Agreements, or payments due under the Receivable.

(c)        Past Due.  As of the Cutoff Date, no Receivable was more than 29 days past due.

(d)        Characteristics of Receivables.  Each Receivable

(i)        was originated by a Dealer in the ordinary course of such Dealer’s business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located;

(ii)       was duly and properly executed by the parties thereto, was purchased by Seller from a Dealer under an agreement with a Dealer pursuant to which Seller acquired Receivables in the ordinary course of business and was validly assigned by such Dealer to Seller;

(iii)      contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security;

(iv)      is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement;

(v)       is fully amortizing and provides for level monthly payments (provided that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level payment) which, if made when due shall fully amortize the amount financed over the original term and yield interest at the rate set forth on the Receivable;

(vi)      is a fixed rate, simple interest loan;

(vii)     shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the principal balance and includes any accrued and unpaid interest due pursuant to the related contract through the date of prepayment in an amount at least equal to the rate set forth on the Receivable; and

(viii)     has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File related thereto.

(e)        Individual Characteristics.  The Receivables have the following individual characteristics as of the Cutoff Date;

(i)          each Receivable has an APR of not less than [         ]% and not more than [         ]%;

(ii)         each Receivable had an original term to maturity of not less than [    ] months and not more than [    ] months;

(iii)        each Receivable has a remaining term to maturity, as of the Cutoff Date, of not less than [    ] months and not more than [    ] months;

(iv)        each Receivable has a Cutoff Date Principal Balance of not less than $[             ] and no more than $[                  ];

(v)         no Obligor as to any Receivable had a FICO® score of less than [    ]; and

(vi)        as of the Cutoff Date, no Receivable had a scheduled maturity date later than [                  ], 20[    ].

(f)        No Fraud or Misrepresentation.  Each Receivable was originated by the Dealer and sold by the Dealer to Seller without any fraud or misrepresentation on the part of such Dealer.

(g)       Compliance With Law.  All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B,” “M” and “Z,” the Consumer Financial Protection Bureau’s regulations applicable to consumer auto finance transactions, state unfair and deceptive practices and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

(h)       Origination.  Each Receivable was originated in the United States to an Obligor who is a natural person and who is not an affiliate of any party to any of the Basic Documents.

(i)        Binding Obligation.  Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law; and all parties to each Receivable had full legal capacity to exercise and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

(j)        No Government Obligor.  No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

(k)       Obligor Bankruptcy.  No Receivable is identified in the records of the Servicer as relating to an Obligor who has filed for bankruptcy or is the subject of bankruptcy proceedings as of the Cutoff Date

(l)        Receivable Schedule.  The information regarding the Receivables set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the Cutoff Date.

(m)      Marking Records.  By the Closing Date, the Seller will have caused the portions of the electronic ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been transferred to the Purchaser or as otherwise required by the Purchaser.

(n)       Adverse Selection.  No selection procedures believed by the Seller to be adverse to the Purchaser, or the Noteholders were utilized in selecting the Receivables from those receivables owned by Seller eligible for transfer to the Purchaser pursuant to this Agreement.

(o)       Obligations.  The Seller has duly fulfilled all material obligations on its part to be fulfilled under, or in connection with, the Receivable, and delivery of the related Financed Vehicle to the Obligor has occurred.

(p)       Chattel Paper.  As of the Cutoff Date, the Receivables constitute either “electronic chattel paper” or “tangible chattel paper” as such terms are defined in the relevant UCC. No more than 10% of the Pool Balance is represented by Receivables constituting “electronic chattel paper,” and at least 90% of the Pool Balance is represented by Receivables constituting “tangible chattel paper.”

(q)       One Original.  There is only one original executed copy of each Receivable.

(r)        Receivable Files Complete.  There exists a Receivable File pertaining to each Receivable and such Receivable File contains each of the documents referred to in the definition of such term in Appendix A of the Sale and Servicing Agreement.  Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces.  All applicable blanks on any form have been properly filled in and each form has otherwise been correctly prepared.  The Receivable File for each Receivable currently is in the possession of the Custodian.

(s)        Receivables in Force.  As of the Cutoff Date, no Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part; no provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no Receivable has been modified as a result of application of the Servicemembers Civil Relief Act.

(t)         Lawful Assignment.  No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or to be entered into by the Purchaser.

(u)        Composition of Receivable.  No Receivable has a Principal Balance which includes capitalized interest, late charges or amounts attributable to the payment of the premium for any insurance policy.

(v)        Security Interest in Financed Vehicle.  Seller has a first priority perfected security interest in all of the Financed Vehicles securing the Receivables originated by Seller, which security interest is assignable together with such Receivable and has been so assigned to the Purchaser. There are no Liens affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the Receivable.

(w)       Notations of Security Interest in Financed Vehicle.  With respect to each Receivable, if the related Financed Vehicle is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will be received within 180 days of the date of origination of such Receivable and will show Seller named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each such Receivable for which the title document has not yet been returned from the applicable registrar of titles, Seller has (i) received written evidence from the related Dealer that such title document showing Seller as first lienholder has been applied for or (ii) applied for such title document showing Seller as first lienholder.  With respect to each Receivable, if the related Financed Vehicle is located in a state in which the filing of a financing statement under the Uniform Commercial Code is required or permitted to perfect such security interest, such filings have been duly made and show Seller named as the secured party.

(x)        All Filings Made.  All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Purchaser a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof have been made, taken or performed.

(y)        No Impairment.  The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Purchaser in any Receivable or the proceeds thereof.

(z)        Receivable Not Assumable.  No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations with respect to such Receivable.

(aa)      No Defenses.  No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

(bb)      No Default.  There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than a current payment delinquency of not more than 29 days as of the Cutoff Date) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. No funds have been advanced by Seller or any Dealer or any person acting on the behalf of Seller or any Dealer for the purpose of enabling any Obligor to qualify under the preceding sentence.

(cc)       Insurance.  Each Receivable requires the Obligor to maintain a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal balance due from the Obligor under the related Receivable, (ii) naming Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming Seller and its successors and assigns as additional insured parties and each Receivable permits, but does not require, the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Receivable was subject to force-placed insurance as of the Cutoff Date;

(dd)       Paid Ahead.  As of the Cutoff Date, any amounts paid ahead on the Receivables have been applied to the unpaid principal balance of the Receivables, as reflected in the Schedule of Receivables.

(ee)       Interest Payable.  With respect to each Receivable, interest will be charged and payable on the unpaid principal balance of the Receivable since the date of the last payment on the Receivable (and in all cases will be charged since the Cutoff Date).

(ff)        Underwriting Guidelines.  Each Receivable has been originated in accordance with Seller’s underwriting guidelines.

(gg)       Bulk Transfer Laws.  The transfer, assignment and conveyance of the Receivables and the related Receivable Files from the Seller to the Purchaser are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(hh)       Geographic.  No Receivable was originated by a Dealer located in any state other than California, Arizona or Texas.

The Seller or the Purchaser, as the case may be, shall inform the other party to this Agreement promptly, in writing, upon the discovery of any breach or failure to be true of the representations or warranties made by the Seller in this Section 3.3; provided that the failure to give such notice shall not affect any obligation of the Seller. If the breach or failure shall not have been cured by the 30th day (or if the Seller elects, an earlier day) after the date on which the Seller becomes aware of, or receives written notice from the Purchaser or an assignee from the Purchaser of, such breach or failure, and such breach or failure materially and adversely affects the interests of the Issuer, or the Holders in any Receivable, the Seller shall repurchase each such Receivable from the Purchaser, or its successors or assigns, on or before the Payment Date immediately following the Collection Period which includes such 30th day at the Repurchase Price for such Receivable as of such last day of such Collection Period. In consideration of the purchase of a Receivable hereunder, the Seller shall (unless otherwise directed by the Purchaser, or its successors or assigns, in writing) deposit the Repurchase Price of such Receivable, no later than the close of business on such Payment Date, in the manner specified in Section 5.05 of the Sale and Servicing Agreement. Upon the payment of such Repurchase Price by the Seller, the Purchaser or its assignee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation as shall be necessary to vest in the Seller or its designee any Receivable repurchased pursuant hereto. The sole remedy of the Purchaser and its successor or assigns with respect to a breach or failure to be true of the warranties made by the Seller pursuant to this Section 3.3, shall be to require the Seller to repurchase Receivables pursuant to this Section 3.3. In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by Seller, Seller shall indemnify the Issuer, the Indenture Trustee, the Backup Servicer, the Owner Trustee, the Custodian, the Noteholders and the Certificateholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such repurchase events

ARTICLE IV

SELLER’S COMPLIANCE WITH THE FDIC RULE

SECTION 4.1.  PURPOSE.

(a)        Seller and Purchaser acknowledge and agree that the Receivables sold and transferred to Purchaser by Seller pursuant to this Agreement will be concurrently sold and transferred to the Issuer and the Issuer will concurrently issue Notes backed by the cash flow from the Receivables subject to the Indenture in a transaction intended to be a securitization as that term is defined in the FDIC Rule.  The Seller and Purchaser desire that the Receivables not be subject to reclamation, recovery, or recharacterization as assets of the Seller or the conservatorship or receivership estate upon the institution of a conservatorship or receivership by the FDIC.  The provisions of this Article IV are intended to ensure compliance by the Seller of the FDIC Rule.

(b)        As used in this Article IV, but subject to the rules of interpretation specified in Section 1.2, references to (i) the “sponsor” shall mean California Republic Bank, (ii) the “issuing entity” shall mean, collectively, the Purchaser in its capacity as the Depositor, and the Issuer, (iii) the “servicer” shall mean the Servicer or Administrator, as applicable, (iv) “obligations” or “securitization obligations” shall mean the Notes, and (v) “financial assets” and “securitized financial assets” shall mean the Receivables.

(c)        The purpose of this Article IV is to facilitate compliance by the sponsor with the provisions of the FDIC Rule. The Seller, as sponsor, and the Purchaser, as an issuing entity acknowledge that the interpretations of the requirements of the FDIC Rule may change over time, whether due to interpretive guidance provided by the FDIC or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree that the provisions set forth in this Article IV shall have the effect and meanings that are appropriate under the FDIC Rule as such meanings change over time on the basis of evolving interpretations of the FDIC Rule.

(d)        If any provision of the FDIC Rule is amended, or any interpretive guidance regarding the FDIC Rule is provided by the FDIC or its staff, as a result of which Purchaser is advised by the Issuer or the Indenture Trustee that either have determined that an amendment to this Article IV is necessary or desirable, then the Seller agrees that it will cause this Agreement to be amended in accordance with such FDIC Rule amendment or guidance, provided that the Purchaser or Trust delivers to the Indenture Trustee an Officer’s Certificate to the effect that (i) such amendment will not have a material adverse effect on the Noteholders, or (ii) such amendment is required to remain in compliance with the FDIC Rule.

SECTION 4.2.  REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a)        Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the issuing entity and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(b)        The sponsor, issuing entity, and/or servicer, as appropriate, shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i)        On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided, however, that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii)       On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii)        While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv)        The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(c)        Prior to the effective date of regulations required under Section 15G of the Securities Exchange Act, 15 U.S.C. 78a et seq., added by Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (such regulations, the “Section 941 Rules” and such date, the “Section 941 Effective Date”), the sponsor shall retain an economic interest in a material portion, defined as not less than five (5) percent, of the credit risk of the financial assets. This retained interest may be either in the form of an interest of not less than five (5) percent in each of the credit tranches sold or transferred to the investors or in a representative sample of the securitized financial assets equal to not less than five (5) percent of the principal amount of the financial assets at transfer. This retained interest may not be sold or pledged or hedged, except for the hedging of interest rate or currency risk, during the term of the securitization.

(d)        The obligations shall not be predominantly sold to an affiliate (other than a wholly-owned subsidiary consolidated for accounting and capital purposes with the sponsor) or insider of the sponsor.

(e)        The sponsor shall separately identify in its financial asset data bases the financial assets transferred into any securitization and shall maintain an electronic or paper copy of the closing documents in a readily accessible form, a current list of all of its outstanding securitizations and issuing entities, and the most recent Form 10-K, if applicable, or other periodic financial report for each securitization and issuing entity. The sponsor shall make these records readily available for review by the FDIC promptly upon written request.

(f)        To the extent serving as servicer, custodian or paying agent for the securitization, the sponsor shall not comingle amounts received with respect to the financial assets with its own assets except for the time, not to exceed two business days, necessary to clear any payments received.

SECTION 4.3.  EFFECT OF SECTION 941 RULES.

Section 4.2(c) shall not be construed to require the sponsor to retain any greater economic interest in the credit risk of the financial assets than is required to comply with the FDIC Rule and other Applicable Law. Accordingly, upon the Section 941 Effective Date and thereafter, the sponsor shall be entitled to adjust the amount of credit risk that it retains, or the terms under which such credit risk is retained, to the greatest extent elected by the sponsor, so long as the sponsor’s retention shall be in compliance with then Applicable Law. Within a reasonable time after the sponsor has so adjusted the amount or terms of the credit risk it retains, the sponsor shall give notice thereof to the Noteholders, and each of the Seller and Purchaser, with the consent of the Indenture Trustee are authorized and entitled to amend Section 4.2(c), in accordance with and to the extent the Issuing Entity determines necessary or appropriate, to reflect the requirements of the Section 941 Rules.

SECTION 4.4.  ACTIONS UPON REPUDIATION.

In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator for the Seller exercises its right of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the Servicer shall determine whether the FDIC in such capacity will pay damages as provided in such paragraph (d)(4)(ii).  Upon making such determination, the Servicer shall promptly, and in any event no more than one Business Day thereafter, so notify the Indenture Trustee. The Servicer shall, thereafter, comply with the directions of the Indenture Trustee pertaining to such damages and the distribution of such damages.

SECTION 4.5.  NOTICE.

(a)        In the event that the Seller becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule, the party receiving such notice shall promptly deliver such notice to each of the Purchaser, the Seller, and the Indenture Trustee.

(b)        If the FDIC (i) is appointed as a conservator or receiver of the Seller and (ii) is in default in the payment of principal or interest when due following the expiration of any cure period hereunder or under the other Basic Documents, delivery of written notice to the FDIC requesting the exercise of contractual rights hereunder and under the other Basic Documents shall be taken by the Indenture Trustee pursuant to the Indenture.

SECTION 4.6.  RESERVATION OF RIGHTS.

Neither the inclusion of this Article IV in this Agreement nor the compliance by any Person with, or the acknowledgment by any Person of, this Article’s provisions constitutes an agreement or acknowledgment by any Person that, in the case of an insolvency proceeding with respect to the Seller, a receiver or conservator will have any rights with respect to the Collateral.

ARTICLE V

COVENANTS OF SELLER

SECTION 5.1.  PROTECTION OF TITLE TO SELLER ASSETS.  Seller covenants and agrees with Purchaser as follows:

(a)        Seller shall authorize and file such UCC financing statements and cause to be authorized and filed such UCC continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of Purchaser, Owner Trustee, and the Indenture Trustee in the Receivables and the proceeds thereof. Seller shall deliver (or cause to be delivered) to Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Seller fails to perform its obligations under this subsection, Purchaser, or the Indenture Trustee may do so, at the expense of such Seller.  In furtherance of the foregoing, the Seller hereby authorizes the Purchaser, or the Indenture Trustee to file a record or records (as defined in the applicable UCC), including, without limitation, financing statements, in all jurisdictions and with all filing offices as each may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Purchaser pursuant to this Agreement. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as such party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Purchaser herein.

(b)        Seller hereby authorizes the Purchaser, or the Issuer, to the extent Seller has not done so at their request, to execute and file in Seller’s name any document required by applicable law to change to lien holder of record as to any Financed Vehicle to the Issuer if the Purchaser, or the Issuer determine such change is necessary to maintain the perfected security interest of the Issuer in that Financed Vehicle.

(c)        Seller shall not change its name, identity or corporate structure or jurisdiction of organization in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of the UCC, unless it shall have given Purchaser, Owner Trustee, and the Indenture Trustee at least 60 days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

(d)        Seller shall give Purchaser, Owner Trustee, and the Indenture Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or change in its jurisdiction or organization, if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement.

(e)        Seller shall maintain its computer systems relating to installment loan recordkeeping so that, from and after the time of sale under this Agreement of its Receivables, Seller’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of Purchaser, the Issuer, and the Indenture Trustee in such Receivable and that such Receivable has been sold to Purchaser and by Purchaser to the Issuer and is owned by the Issuer and has been pledged to Indenture Trustee pursuant to the Indenture. Indication of Purchaser’s, Trust’s, and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on Seller’s computer systems when, and only when, the related Receivable shall have been paid in full, repurchased by Seller or purchased by Servicer.

(f)        If at any time Seller shall propose to sell, grant a security interest in or otherwise transfer any interest in receivables to any prospective purchaser, lender or other transferee, Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to Purchaser, sold by Purchaser to the Issuer and pledged to the Indenture Trustee.

(g)        Seller shall, upon receipt of reasonable prior notice, permit Purchaser, Owner Trustee, and Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from Seller’s records regarding any Receivable.

(h)        Upon request at any time Purchaser, Owner Trustee, or Indenture Trustee shall have reasonable grounds to believe that such request is necessary in connection with the performance of its duties under this Agreement, Seller shall furnish to Purchaser, Owner Trustee, and Indenture Trustee, within thirty Business Days, a list of all Receivables (by contract number and name of Obligor) conveyed to Purchaser hereunder and then owned by the Issuer, and pledged to Indenture Trustee, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Monthly Certificates furnished before such request indicating removal of Receivables from the Issuer.

(i)         Seller covenants and agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement all payments received by or on behalf of Seller in respect of the Receivables as soon as practicable after receipt thereof by Seller, but in no event later than two Business Days following such receipt.

SECTION 5.2.  OTHER LIENS OR INTERESTS.  Except for the conveyances hereunder, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Seller Assets or any interest therein, and Seller shall defend the right, title, and interest of Purchaser and the Issuer in and to the Seller Assets against all claims of third parties claiming through or under Seller.

SECTION 5.3.  INDEMNIFICATION.

(a)        Seller shall defend, indemnify and hold harmless Purchaser, the Issuer, the Indenture Trustee, the Backup Servicer, the Custodian, the Owner Trustee, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Seller’s representations and warranties contained herein.

(b)        Seller shall defend, indemnify and hold harmless Purchaser, the Issuer, the Trustee, the Backup Servicer, the Custodian, the Owner Trustee, the Noteholders and the Certificateholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables other than in accordance with this Agreement or the Sale and Servicing Agreement.

(c)        Seller shall indemnify, defend and hold harmless Purchaser, the Issuer, the Trustee, the Backup Servicer, the Custodian, the Owner Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense imposed upon, or incurred by, Purchaser, the Issuer, the Trustee, the Backup Servicer, the Custodian, the Owner Trustee, the Noteholders or the Certificateholders as a result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

(d)        Indemnification under this Section 5.3 shall include reasonable fees and expenses of counsel and expenses of litigation and shall survive payment of the Notes and the Certificate. The indemnity obligations hereunder shall be in addition to any obligation that Seller may otherwise have.

SECTION 5.4.  NONPETITION COVENANT.  Notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Purchaser or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Purchaser or the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser or the Issuer and agrees that it will not cooperate with or encourage others to file a bankruptcy petition against the Purchaser or the Issuer during the same period. This Section 5.4 shall survive the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.1.  OBLIGATIONS OF SELLER.  The obligations of Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 6.2.  SELLER’S ASSIGNMENT OF PURCHASED RECEIVABLES.  With respect to all Receivables repurchased by Seller pursuant to this Agreement, Purchaser shall assign, without recourse, representation or warranty, to Seller all Purchaser’s right, title and interest in and to such Receivables, and all security and documents relating thereto.

SECTION 6.3.  SUBSEQUENT TRANSFER TO THE ISSUER, AND INDENTURE TRUSTEE.  Seller acknowledges that:

(i)        Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Issuer and assign its rights under this Agreement to the Issuer for the benefit of the Noteholders and the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of Purchaser under Section 3.3 are intended to benefit the Issuer, the Noteholders and the Certificateholders.

(ii)       The Issuer will, pursuant to the Indenture, pledge the Receivables and its rights under this Agreement to the Indenture Trustee for the benefit of the Noteholders, and that the representations and warranties contained in this Agreement and the rights of Purchaser under this Agreement, including under Section 3.3, are intended to benefit the Indenture Trustee and the Noteholders.

(b)        Seller hereby consents to (i) the sale and assignment in Section 6.3(a)(i) and (ii) the pledge in Section 6.3(a)(ii).

SECTION 6.4.  AMENDMENT. This Agreement may be amended by Seller and the Purchaser, without the consent of any of the Noteholders or the Certificateholders or any other person to cure any ambiguity or defect, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Purchaser and the Indenture Trustee or the satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

(b)        This Agreement may also be amended from time to time by Seller and Purchaser, with the consent of the Indenture Trustee and the Holders of Notes evidencing not less than a majority of the Note Balance of the Outstanding Notes of the Controlling Class of Notes (or, if the Notes are no longer Outstanding, the consent of the Holders of Certificates evidencing not less than a majority of the aggregate Percentage Interest) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Note Balance of the Outstanding Notes of the Controlling Class and the aggregate Percentage Interest of the Certificates, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Certificates affected thereby.

(c)        Promptly after the execution of any such amendment or consent, Purchaser shall furnish written notification of the substance of such amendment or consent to each Rating Agency, the Owner Trustee, and the Indenture Trustee.

SECTION 6.5.  WAIVERS.  No failure or delay on the part of Purchaser or the Issuer or the Indenture Trustee, as the assignee, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.6.  NOTICES.  All demands, notices and communications pursuant to this Agreement to either party shall be in writing, personally delivered, or sent by telecopier, email, overnight mail or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon the earlier of the receipt at the address set forth in Exhibit A attached hereto or at such other address as may be designated by it by notice to the other party, or the third Business Day after the date of sending.

SECTION 6.7.  MERGER AND INTEGRATION.  Except as specifically stated otherwise herein, this Agreement and the Basic Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Basic Documents.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 6.8.  SEVERABILITY OF PROVISIONS.  If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, provisions or terms of this Agreement or of the Receivables or the rights of the holders thereof.

SECTION 6.9.  COSTS AND EXPENSES.  Seller will pay all expenses incident to the performance of its obligations under this Agreement and all expenses in connection with the perfection as against third parties of Purchaser’s right, title and interest in and to the Seller Assets and Purchaser agrees to pay expenses incident to the performance of its obligations under this Agreement.

SECTION 6.10.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.11.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 6.12.  THIRD-PARTY BENEFICIARIES. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as provided in this Agreement.  Any request, notice, direction, consent, waiver or other instrument or action by a party to this Agreement will bind the successors and assigns of such party.  Each of the Issuer and Indenture Trustee is an intended third-party beneficiary of this Agreement. It is acknowledged and agreed that the provisions of this Agreement may be enforced by or on behalf of such Persons against Seller to the same extent as if it were a party hereto. Except as otherwise provided in this Agreement, no other Person will have any right or obligation under this Agreement.

IN WITNESS WHEREOF, the parties hereby have caused this Receivables Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

CALIFORNIA REPUBLIC BANK

By:
Name:
Title:

CALIFORNIA REPUBLIC FUNDING, LLC

By:
Name:
Title:

1

[Signature Page to Receivables Purchase Agreement]

Exhibit A

California Republic Bank
18400 Von Karman, Suite 1100
Irvine, California 92612
Attn: General Counsel
Tel:	949-270-9700
Fax:	949-270-9799

California Republic Funding, LLC
18400 Von Karman, Suite 1100
Irvine, California 92612
Attn: General Counsel
Tel:	949-270-9700
Fax:	949-270-9799

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